                        LICENSE OF INTELLECTUAL PROPERTY



                                 BY AND BETWEEN

                                 FIBERITE, INC.
                                  (AS LICENSOR)

                                       AND

                               HEXCEL CORPORATION
                                  (AS LICENSEE)

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                        LICENSE OF INTELLECTUAL PROPERTY



     THIS AGREEMENT is made and entered into as of this 29th day of August, 1997 by and between:

     HEXCEL CORPORATION, a Delaware corporation, having a place of business at Two Stamford Plaza, 281 Tresser Blvd., 16th Floor, Stamford, CT 06901, (hereinafter referred to as "Hexcel" or "Licensee")

     AND

     FIBERITE, INC., a Delaware corporation, having a place of business at 2055 East Technology Circle, Tempe, AZ 85284 (hereinafter referred to as "Fiberite" or "Licensor") (Licensee and Licensor are hereinafter collectively referred to as the "Parties" and each individually a "Party").

                              W I T N E S S E T H:

                                    RECITALS

     WHEREAS, Stamford FHI Acquisition Corp. ("Stamford") entered into a Stock Purchase and Sale Agreement (the "Stock Purchase Agreement"), dated as of April 20, 1997, by and among Stamford, Fiberite Holdings, Inc., a Delaware corporation ("Fiberite Holdings") and the holders of the capital stock of Fiberite Holdings, pursuant to which Stamford has acquired 100% of the outstanding capital stock of Fiberite Holdings on the date hereof;

     WHEREAS, Fiberite Holdings owns 100% of the outstanding capital stock of Fiberite.;

     WHEREAS, Stamford has entered into an Amended and Restated Asset Purchase Agreement (the "Hexcel Asset Purchase Agreement"), dated as of August 25, 1997, by and among Stamford and Hexcel, pursuant to which Stamford has, as of the date hereof, caused Fiberite to enter into the Hexcel Asset Purchase Agreement and, subject to the terms and conditions of the Hexcel Asset Purchase Agreement, to sell to Hexcel certain of Fiberite's assets (the


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     "Hexcel Assets") as more fully described in the Hexcel Asset Purchase
     Agreement;

     WHEREAS, Licensee desires to have the right to obtain a license to certain intellectual property and to certain improvements thereon, and Licensor is willing to grant such license upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the above, and the mutual promises set forth below, Licensor and Licensee agree as follows:

1.   DEFINITIONS

1.1 "Affiliate" shall mean, when used with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under direct or indirect common Control with the Person specified.

1.2 "Control" (including, with correlative meanings, "controlling", "controlled by" and under "common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.3 "Effective Date" shall mean the later of the date of the closing of the Hexcel Asset Purchase Agreement or the date on which the Remainder portion of the Purchase Price is due pursuant to the Hexcel Asset Purchase Agreement.

1.4 "Improvements" shall mean evolutionary, but not revolutionary, improvements in the Intellectual Property developed by Licensor or its Affiliates on the one hand, or Licensee or its Affiliates on the other hand, in each case, on or before the third anniversary of the Effective Date.

1.5 "Intellectual Property" shall mean, as shall exist on the Effective Date, the formulations for the Products together with all classes or types of patents and patent applications (including all reissues, divisions, continuations and extensions thereof), test data, know how (whether patentable or


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not), trade secrets, process control documents, qualification procedures, tests and data and other technical information of Fiberite and its Affiliates relating to the Products or prepregs based on the Products.

1.6 "Person" shall mean any natural person, firm, trust, unincorporated organization, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political sub-division thereof.

1.7 "Products" shall mean the Resin Systems and the Winona carbon/phenolic mat material.

1.8 "Resin Systems" shall mean the Fiberite resin system families listed on Schedule A.

1.9 "Satellite Business" shall mean the business of developing, manufacturing and selling composite materials, or components thereof, for incorporation into satellites.

1.10 "Satellite Intellectual Property" shall mean all classes or types of patents and patent applications (including all reissues, divisions, continuations and extensions thereof), test data, know how (whether patentable or not), trade secrets, process control documents and other technical information including without limitation, research and development information, of Fiberite and its Affiliates used or under development for use in the Satellite Business on or before the Effective Date, but not acquired by Licensee under the Hexcel Asset Purchase Agreement.

2.   LICENSES

2.1  LICENSE OF INTELLECTUAL PROPERTY

     (a) Licensor for itself and its Affiliates hereby grants to Licensee the following licenses on an irrevocable, perpetual, worldwide, royalty free basis:

          (i) The non-exclusive rights to use the Intellectual Property and the Improvements developed by Licensor and its Affiliates in any field of use, provided that with respect to Winona carbon/phenolic mat materials, Licensee shall have no rights in the field of aircraft interiors.

          (ii) The exclusive rights to use the Satellite Intellectual Property in the Satellite Business.


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

          The license granted under this Section 2.1(a) may not be sublicensed other than to Affiliates of Licensee for as long as such sublicensee remains an Affiliate and each sublicense shall expressly state that it is subject to the terms and conditions hereof. Licensee agrees to be liable for any activities of a sublicensee which, if performed by Licensee, would be a violation of this Agreement. Licensee shall give Licensor prompt notice and a copy of any such sublicense and any amendment or modification thereof.

     (b) Licensee for itself and its Affiliates hereby grants to Licensor an irrevocable, perpetual, worldwide, royalty-free, nonexclusive license to use the Improvements developed by Licensee or its Affiliates in any field of use. The license granted under this Section 2.1(b) may not be sublicensed other than to Affiliates of Licensor for as long as such sublicensee remains an Affiliate and each sublicense shall expressly state that it is subject to the terms and conditions hereof. Licensor agrees to be liable for any activities of a sublicensee which, if performed by Licensor, would be a violation of this Agreement. Licensor shall give Licensee prompt notice and a copy of any such sublicense and any amendment or modification thereof.

2.2  EXISTING RIGHTS OF PERSONS

The licenses granted pursuant to Section 2.1 (including any sublicense) shall be subject to the rights of any Person who is not an Affiliate of Fiberite Holdings or Fiberite under, or pursuant to, any agreement entered into by Fiberite Holdings or Fiberite or any Affiliate or predecessor of any of them, prior to the date hereof (including, without limitation that certain agreement between Mitsubishi Kasei and ICI Composites Inc. dated September 25, 1992 (the "Mitsubishi Agreement")), or otherwise arising by operation of law. Licensor and Licensee shall endeavor to meet with Mitsubishi and discuss in good faith appropriate clarification and separation of rights and obligations under the Mitsubishi Agreement to reflect the respective ownership by Licensee of the Hexcel Assets and by Licensor of the remaining assets of Fiberite, but in any event Licensor will obtain all rights thereunder to Mitsubishi's Replark system.


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

3.   DISCLOSURE

3.1  DELIVERY OF DOCUMENTARY MATERIALS

     (a) Licensor agrees to deliver to Licensee (i) as soon as reasonably practicable after the Effective Date, copies of all documentary materials listed on Schedule B, but only to the extent containing Intellectual Property or Satellite Intellectual Property, and (ii) as soon as reasonably practicable after the development of an Improvement by Licensor or any of its Affiliates, all documentary materials similar to those listed on Schedule B to the extent containing Improvements.

     (b) Licensee agrees to deliver to Licensor as soon as reasonably practicable after the development of an Improvement by Licensee or any of its Affiliates, all documentary materials similar to those listed on Schedule B to the extent containing Improvements.

3.2  TECHNICAL ASSISTANCE

During the period from the Effective Date to the 18-month anniversary thereof, Licensor shall furnish Licensee up to 2,500 man hours of technical assistance, at such times and locations as shall be reasonably requested by Licensee for the purpose of instructing Licensee's employees in the manufacture of prepregs based on the Products and using the Intellectual Property and Improvements and Satellite Intellectual Property in connection
therewith.   An additional 1,000 man hours of technical assistance shall be provided upon reasonable request of Licensee within 36 months after the Effective Date at a rate of $100 dollars per man hour. Licensee shall reimburse Licensor for the reasonable costs of travel and subsistence by Licensor's employees and other direct out-of-pocket expenses (but not salaries, benefits, overhead and the like) incurred in connection with such technical assistance.


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4.   SUPPLY OF KM POLYMER

Licensor agrees to supply to Licensee its requirements of KM Polymer from the Effective Date, solely for use in Products containing KM Polymer; provided, however, that Licensor's supply obligations shall be subject to equitable allocation between Licensor and Licensee in the event the quantity of KM Polymer reasonably available to Licensor is insufficient to meet the needs of both. The pricing of such KM Polymer shall be at Licensor's out-of-pocket cost (including without limitation, transportation, handling and similar costs). Other related terms (such as minimum/maximum orders and timing of orders) shall be mutually agreed upon by the parties. Licensee agrees that it will purchase KM Polymer from Licensor solely to meet its own needs (or the needs of any permitted sublicensee) pursuant to the license granted under
Section 2.1(a) hereof and that it will not sell the KM Polymer purchased hereunder to any other Person. Licensor will have no liability to Licensee with respect to the quality of KM Polymer supplied hereunder. Licensor and Licensee shall cooperate in an effort to arrange for Licensee to acquire all necessary rights to make, or have made or to purchase, KM Polymer on its own behalf, without intermediate purchases from Licensor.

5.   CONFIDENTIALITY

5.1  CONFIDENTIALITY OBLIGATION

Each of Licensor and Licensee agrees to maintain as confidential, and not to disclose to any Person (other than any permitted sublicensee or assignee or their respective Affiliates or representatives of any such Person), all information it receives from the other Party or its Affiliates under or pursuant to this Agreement that is designated confidential ("Confidential Information") to the same extent that it similarly treats its own confidential information of like nature. The obligations of secrecy imposed hereby shall survive for 10 years following termination of this Agreement.


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

5.2  EXCEPTIONS

The obligation set forth in Section 5.1 shall not apply with respect to any Confidential Information which: (a) is generally available to the public through no breach by the disclosing Party of its obligations hereunder; (b) is received from a third party who, to the knowledge of the person receiving such disclosure, is not under a non-disclosure obligation to Licensor or Licensee, (c) is independently developed by a Party or its Affiliates without reference to the Confidential Information received from the other Party. A Party may disclose Confidential Information pursuant to a subpoena or demand for production of documents in connection with any suit, arbitration proceeding, or administrative procedure, provided that such Party shall promptly notify the other Party hereto of the subpoena or demand and provided further that the disclosing Party will use its commercially reasonable efforts to maintain the confidential nature of the Confidential Information by protective order or other means.

6.   TERM OF AGREEMENT

Subject to ARTICLE 7.2 hereof, this Agreement shall become effective on the Effective Date and shall continue in full force and effect in perpetuity.

7.   LIABILITY

7.1  NO WARRANTY OR REPRESENTATION

     (a) NO WARRANTY OR REPRESENTATION OF ANY KIND, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHETHER EXPRESS OR IMPLIED, IS GIVEN BY LICENSOR TO LICENSEE WITH RESPECT TO THE KM POLYMER OR ANY INTELLECTUAL PROPERTY, IMPROVEMENTS OR SATELLITE INTELLECTUAL PROPERTY. LICENSOR DISCLAIMS ANY WARRANTY OR REPRESENTATION THAT ANY OF THE INTELLECTUAL PROPERTY THE IMPROVEMENTS OR THE SATELLITE INTELLECTUAL PROPERTY IS VALID OR ENFORCEABLE OR THAT NO PERSON (OTHER THAN LICENSOR AND ITS AFFILIATES) HAS OR MAY ASSERT RIGHTS OF ANY NATURE TO ANY SUCH INTELLECTUAL PROPERTY OR IMPROVEMENTS OR OTHERWISE HAS OR MAY ASSERT RIGHTS IN CONFLICT WITH THE LICENSE GRANTED BY LICENSOR HEREBY. TO THE EXTENT PERMITTED, LICENSOR WILL ASSIGN TO LICENSEE ANY WARRANTY THAT IT RECEIVES WITH RESPECT TO THE KM POLYMER SUPPLIED TO LICENSEE HEREUNDER.


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

     (b) NO WARRANTY OR REPRESENTATION OF ANY KIND, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHETHER EXPRESS OR IMPLIED, IS GIVEN BY LICENSEE TO LICENSOR WITH RESPECT TO ANY IMPROVEMENTS. LICENSEE DISCLAIMS ANY WARRANTY OR REPRESENTATION THAT ANY IMPROVEMENT IS VALID OR ENFORCEABLE OR THAT NO PERSON (OTHER THAN LICENSEE AND ITS AFFILIATES) HAS OR MAY ASSERT RIGHTS OF ANY NATURE TO ANY IMPROVEMENT OR OTHERWISE HAS OR MAY ASSERT RIGHTS IN CONFLICT WITH THE LICENSE GRANTED BY LICENSEE HEREBY.

7.2  MATERIAL BREACH

If either Party commits a breach of any of the material provisions of this Agreement, and such breach is not cured within ninety (90) days after the date on which notice of breach is sent to the breaching Party, the non-breaching Party shall have the right to pursue all remedies available to it including termination of this Agreement.

7.3  FORCE MAJEURE

Neither Party shall be liable to the other for any failure arising out of a delay in its performance of this Agreement arising in whole or in part from causes beyond its reasonable control. Without limiting the generality of the foregoing, such events include any act of God; accident; explosion; fire; acts of war; public disorders; earthquake; flood; inability to obtain supplies; strikes; labor disputes; riots; sabotage; embargo; and any federal, state, or local legal restriction or limitation. A Party who is prevented from performing for any reason shall immediately notify the other Party in writing of the cause for the non-Performance and the anticipated extent of the delay.

7.4  NO SPECIAL DAMAGES

Neither Party shall be liable to the other for any indirect, special or consequential damages arising hereunder.

8.   NOTICES

Notices or requests to be given or made hereunder shall be delivered in person or sent by registered mail or telefax or telex acknowledged by the operator of the addressee that each Party may from time to time designate.


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9.   EXPORTATION CONTROL

Each of Licensor and Licensee agrees not to export or reexport, or cause to be exported, any Intellectual Property or Improvement furnished hereunder by the other Party or the equipment constructed on the basis of such Intellectual Property or Improvement or the products manufactured with such Intellectual Property or Improvement to any country to which, under the laws of the country of origin of the Intellectual Property or Improvement, it is or may be prohibited from so doing. Each of Licensor and Licensee also agrees to comply with all filing and other requirements of applicable export control laws.

10.  ASSIGNMENT

Neither Licensor nor Licensee may assign this Agreement except in its entirety and then only to (i) an Affiliate or (ii) to a Person that acquires all or substantially all of Licensee's or Licensor's (or any such assignee Affiliate's), as applicable, prepreg business. Notwithstanding the foregoing, either Licensor or Licensee may assign all (but not less than all) of its rights to the license granted by the other Party hereunder for one or more Products in conjunction with a divestment of the line of business comprising prepregs based on such Products. Licensee may assign its rights to obtain KM Polymer as provided in Article 4 in connection with the divestment of its prepreg business based on KM Polymer. Any assignment in violation of this Article 10 shall be considered void.

11.  MISCELLANEOUS

11.1 ENTIRE AGREEMENT

The Agreement embodies the entire understanding of the Parties related to the subject matter hereof. No amendment or modification of the Agreement shall be valid or binding upon the Parties unless it is in writing and signed by the respective duly authorized officers of the Parties. Headings and subheadings are used for convenience only and are not intended as limitations in the Agreement or for use in interpreting the Agreement.


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11.2 PARTIES ARE INDEPENDENT

The Agreement does not and shall not be deemed to make either Party the agent, legal representative or partner of the other Party for any purpose whatsoever, and neither Party shall have the right or authority to assume or create any obligation or responsibility whatsoever, expressed or implied, on behalf of or in the name of the other Party or to bind the other Party in any respect whatsoever.

11.3 WAIVER

The failure of either Party at any time to require performance by the other Party of any provision hereof shall in no way affect the full right to require such performance within a reasonable time or thereafter the performance of that and all other provisions, nor shall the waiver of any succeeding breach of such provision or any other provision operate as a waiver of the provision itself.

11.4 SEVERABILITY

The invalidity or unenforceability of any one or more of the provisions of the Agreement shall not affect the validity or enforceability of the remaining provisions.

11.5 GOVERNING LAW

This Agreement shall be construed and governed, in all respects, by the law of the State of New York applicable to contracts made and to be performed in that state without reference to any provisions relating to conflicts of law. Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court sitting in the City of New York.


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11.5.1  COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of this shall constitute one and the same instrument.

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed in duplicate as of the date first written above.

HEXCEL CORPORATION                   FIBERITE, INC.


Name                                 Name
    ----------------                     ------------------

Title                                Title
     ---------------                      -----------------

Date                                 Date
    ----------------                     ------------------


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                                          SCHEDULE A

                                1.     934
                                2.     935
                                3.     970
                                4.     976
                                5.    997
                                6.     7740
                                7.     3501-6
                                8.     7714
                                9.     97714
                                10.  937A
                                11.  977
                                12.  E767
                                13.  E773
                                14.  E7K8
                                15.  E7T1-2


     The foregoing are intended to represent families of the indicated resin system such that, for example, 977 would also include 977-2, 977-3 and 977-6 as members of the 977 family. In addition, the license for the hot melt form of a resin system would also include the corresponding solution form of the resin system, and vice versa.


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                                   SCHEDULE B

                 To the extent containing Intellectual Property:

                    1.   Laboratory notebooks
                    2.   Invention disclosures
                    3.   Patent and patent application files
                    4.   Process control documents
                    5.   Bill of materials/mix cards
                    6.   Qualification procedures and data
                         (including applicable test data)
                    7.   Quality control procedures and data
                         (including applicable test data)
                    8.   Equipment specifications
                    9.   Material purchase specifications


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